Exhibit 10.12

ENTRADE CONVERTIBLE PROMISSORY NOTE NO. 1

$1,633,987.00

November 22, 2005

The undersigned (“Maker”), ENTRADE INC., a Pennsylvania corporation, for value received, and intending to be legally bound hereby, promises to pay to the order of Joe Kowal, (“Payee”), at 24 Valerio, Newport Beach, CA 92660, or at such other place or places as Payee may designate in writing, the principal sum of ONE MILLION SIX HUNDRED THIRTY-THREE THOUSAND NINE HUNDRED EIGHTY-SEVEN AND 00/100 DOLLARS ($1,633,987.00), with interest accruing on such principal sum from and after November 1, 2005 at the rate of 4.04% per annum, with all principal and accrued and unpaid interest owed hereunder payable in full on October 31, 2006 (the “Maturity Date”).

Prepayment. This Note may be not prepaid by Maker; provided that Maker’s election of a Conversion (as defined below) shall not be deemed a prepayment in violation of this paragraph.

Events of Default. It is expressly agreed by Maker that time is of the essence hereof, and it shall be an “Event of Default” hereunder if:

(i) Maker shall fail to pay any amount of principal or interest due hereunder and such failure shall continue for seven (7) days after Payee notifies Maker thereof in writing;

(ii) Maker shall fail to perform or observe any other material term, covenant or agreement on its part to be performed or observed pursuant to this Note, or any other agreement executed by Maker or Buyer in connection herewith, and the failure of Maker or Buyer to cure such default within 30 days of written notice of such default by Payee to Maker;

(iii) Maker is or becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due, or Maker applies for, consents to or acquiesces in the appointment of a trustee, receiver or other custodian for Maker or any of its property, or makes a general assignment for the benefit of creditors, or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for Maker or for a substantial part of Maker’s property and is not discharged within ninety (90) days, or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law is commenced in respect of Maker, and if such case or proceeding is not commenced in respect of Maker, it is consented to or acquiesced in by Maker or remains for ninety (90) days undismissed, or Maker takes any action to authorize, or in the furtherance of, any of the foregoing;

(iv) Maker does not have, nor has it reserved, sufficient authorized capital stock under its charter to issue shares upon Conversion of this Note on or before October 31, 2006, or the last day of any calendar month thereafter through and including October 31, 2007;

(v) A “Sale of the Business” shall have occurred. For purposes of this Note, a “Sale of the Business” shall mean the sale of substantially all of the assets of the Business (as that term is defined in that certain Asset Purchase Agreement dated of even date herewith, by and among Maker, Payee and Public Liquidation Systems, Inc. and Asset Liquidation Group, Inc., both Nevada corporations doing business as Nationwide Auction Systems (the “Purchase Agreement”), or if the Business is then being conducted in a separate legal entity, the sale of more than 50% of the outstanding capital stock of such entity.

Upon the occurrence and during the continuation of an Event of Default hereunder, Payee shall be entitled, by written notice to Maker, to declare this Note to be, and upon such declaration the entire unpaid principal balance hereunder, together with all accrued interest thereon, shall become immediately due and payable. In addition, Payee shall be entitled to exercise all rights of Payee hereunder and under applicable law, including the right to collect from Maker all sums due under this Note.

In addition to the other sums payable hereunder, Maker agrees to pay to the holder, within fifteen (15) days of demand, all reasonable attorneys’ fees and costs that may be incurred by the holder of this Note in enforcing any of the terms hereof after an Event of Default.

Conversion Into Common Stock. At any time while this Note is outstanding, and subject to the terms and conditions set forth below, either party may elect to convert (a “Conversion”) the entire principal balance of this Note, and all accrued and unpaid interest thereon, into shares of Maker’s common stock (the “Conversion Shares”).

If the Conversion occurs on or after the Maturity Date, the price at which at this Note will be converted into the Conversion Shares is $1.70 per share (the “Conversion Price”). If the Conversion occurs prior to the Maturity Date, then regardless of the Conversion Price then in effect, this Note, together with all then accrued but unpaid interest shall be convertible into 1,000,000 Conversion Shares.

Payee acknowledges that as of the date of this Note the Maker does not have sufficient capital stock under its charter to issue the Conversion Shares upon Conversion of this Note. Neither Maker nor Payee may elect a Conversion unless at the time of such election the Maker has sufficient authorized capital stock to issue all of the Conversion Shares.

Notwithstanding anything to the contrary herein, the Maker agrees to take such corporate or other action as may be necessary to permit the issuance of the Conversion Shares on or before October 31, 2006. In the event that Maker is unable to issue the Conversion Shares on or before the October 31, 2006 (regardless of whether or not Payee has elected a Conversion), then the Conversion Price shall be reduced automatically by $0.17 per share (the “Conversion Price Reduction Amount”) for every month following October 31, 2006 that the Maker remains unable to issue the Conversion Shares, provided that, except as otherwise provided in the immediately following paragraph, in no event shall the Conversion Price be reduced below $0.85 per share.

If Maker shall (i) pay a dividend or make a distribution in shares of capital stock (whether shares of common stock or capital stock of any other class), (ii) effect a stock split or subdivide its outstanding common stock, (iii) effect a reverse stock split or combine the outstanding common stock into a smaller number of shares, or (iv) effect any other reclassification or recapitalization, the number and types of shares of capital stock into which this Note is convertible, the Conversion Price and the Conversion Price Reduction Amount in effect immediately prior thereto shall be adjusted so that upon the subsequent Conversion of this Note Payee shall be entitled to receive the number and type of shares of capital stock of Maker which Payee would have owned or have been entitled to receive after the happening of any of the events described above had this Note been converted immediately prior to the happening of such event. An adjustment made pursuant to this paragraph shall become effective immediately after the record date for any event requiring such adjustment or shall become effective immediately after the effective date of such event if no record date is set. If Maker shall pay any cash dividends, dividends payable in property or, except as otherwise provided in the immediately foregoing sentence, other distributions of any kind made in respect of the Conversion Shares, the Conversion Price in effect immediately prior thereto shall be reduced by the fair market value of such dividends or distributions; provided that, at such time as the Conversion Price shall have been reduced to zero, at the option of Payee, this Note shall automatically be deemed to have been converted and the Conversion Shares subject thereto shall be deemed to have been issued to Payee in accordance with the terms of this Agreement, and the remaining portion of such dividends or distributions, if any, shall be distributed as soon as practicable to Payee.

As long as Payee’s conversion rights are in effect, upon such time, if ever, that Maker shall have sufficient authorized capital stock under its charter to issue the Conversion Shares, Maker shall promptly notify Payee of such event and shall immediately reserve and keep available out of its authorized but unissued common stock, for the purpose of effecting the Conversion, such number of its duly authorized shares of common stock as shall from time to time be sufficient to effect the Conversion. Maker covenants that all Conversion Shares which may be issued upon Conversion will upon issue be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. Maker’s filing of any report with the Securities and Exchange Commission, which sets forth that Maker has amended its charter documents to increase the number of shares it is authorized to issue, shall constitute sufficient notice to Payee of Maker’s notice obligations hereunder.

Payee acknowledges that unless and until a Conversion is elected, Payee shall have no voting or other rights in respect of the Conversion Shares, except as expressly set forth herein.

Notice and Irrevocability. Notice of a Conversion by either party (a “Conversion Notice”) shall be made by delivering a written instrument to the other party. The Conversion Notice shall state that the exercising party is exercising its right to cause a Conversion, and shall be effective as of the date set forth on such Conversion Notice. Delivery may be made by US Mail, overnight courier, facsimile, or any other manner reasonably designed to reach the intended recipient. Any Conversion Notice, once delivered, shall be irrevocable.

The Conversion Shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemptions from the registration requirements of Section 5 of the Securities Act set forth in Section 4(2) thereof. Payee represents, warrants and covenants as set forth below and such representations and warranties shall be true and correct as of the Conversion date:

(i) Payee is an “Accredited Investor” as that term is defined in Regulation D under the Securities Act; (ii) has adequate means of providing for current needs; (iii) has no need for liquidity in this investment; and (iv) is able to bear the substantial economic risks of an investment in the Conversion Shares for an indefinite period, including the loss of the entire investment.

(ii) Payee recognizes that an investment in the Conversion Shares involves substantial risks, and payee has taken full cognizance of and understands all of the risk factors related to such investment in the Conversion Shares.

(iii) Payee has not received any general solicitation or general advertising concerning Entrade or the Conversion Shares, nor is Payee aware that any such solicitation or advertising was received by anyone else.

(iv) Payee has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the Conversion Shares and has the capacity to protect his own interests in connection with the transaction. Payee further represents that he must bear the economic risk of such investment indefinitely unless the Conversion Shares are registered pursuant to the Securities Act or an exemption from registration is available. Payee also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Payee to transfer all or any portion of the Conversion Shares under the circumstances, in the amounts or at the time Payee might propose.

(v) In addition to any legend imposed by applicable state securities laws or by any contract which continues in effect after the Conversion date, the certificates representing the Conversion Shares shall bear a restrictive legend (and stop transfer orders shall be placed against the transfer thereof with Entrade’s transfer agent), stating substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THEY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED UNLESS THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT, UNLESS SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS MADE PURSUANT TO RULE 144 UNDER THE SECURITIES ACT).

Miscellaneous. Except as otherwise provided in this Note, Maker hereby waives notice of non-payment, notice of dishonor, and protest of any dishonor, and agrees that its liabilities shall be unconditional without regard to the liability of any other party and shall not in any manner be affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the holder hereof. Further, Maker consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the holder hereof with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors or sureties may become parties hereto without notice to Maker and without affecting its liability hereunder.

The holder hereof shall not by any act of omission or commission be deemed to waive any of its right or remedies hereunder unless such waiver is in writing and signed by the holder hereof, and then only to the extent specifically set forth therein. The waiver of any event shall not be construed as a waiver of any other right or remedy, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or of any other right or remedy.

Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note is deemed to be invalid or unenforceable under such law, such provision shall be ineffective only to the extent of such invalidity or unenforceability without affecting the validity or enforceability of any other provision of this Note.

Maker (and the undersigned representative of Maker, if any) represents that Maker has full power and authority and legal right to execute and deliver this Note and this Note shall be binding on Maker and its respective successors and assigns.

This Note shall be governed by and construed according to the internal laws of the State of Illinois without regard to principals of conflicts of law.

IN WITNESS WHEREOF, Maker has duly executed this Convertible Promissory Note as of the date first above written.

ENTRADE INC.

By:
President

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